EXHIBIT 99.1
Sila Realty Trust Announces Fourth Quarter and Year Ended 2025 Results
TAMPA, Fla. February 24, 2026 - Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the growing and resilient healthcare sector, today announced operating results for the fourth quarter and year ended December 31, 2025.
Highlights for the quarter ended December 31, 2025:
•Net income of $5.0 million, or $0.09 per diluted share
•Cash net operating income*, or Cash NOI, of $44.0 million
•Adjusted funds from operations*, or AFFO, of $30.4 million, or $0.55 per diluted share
•Declared and paid cash distributions per share of $0.40 for the quarter
Highlights for the year ended December 31, 2025:
•Net income of $33.1 million, or $0.60 per diluted share
•Cash NOI of $169.9 million
•AFFO of $120.9 million, or $2.18 per diluted share
•Declared and paid cash distributions per share of $1.60 for the year
•Acquired six operating healthcare properties, comprising approximately 241,000 rentable square feet for an aggregate purchase price of $148.9 million
•Fully funded two mezzanine loans, or the Mezzanine Loans, for the development of an inpatient rehabilitation facility and a behavioral healthcare facility in Lynchburg, Virginia. The Mezzanine Loans have total loan amounts of $12.5 million and $5.0 million, respectively, and each have a maturity date of November 5, 2029
Subsequent Events
•On February 23, 2026, the Board authorized a quarterly cash dividend of $0.40 per share of common stock payable on March 18, 2026, to the Company's stockholders of record as of the close of business on March 6, 2026
•On January 15, 2026, the Company acquired one inpatient rehabilitation facility for $43.1 million in Oklahoma City, Oklahoma
•On January 29, 2026, the Company sold the Saginaw Healthcare Facility for $14.5 million, generating net proceeds of $14.3 million, after transaction costs

Management Commentary
"The Sila team's prowess in allocating capital was on full display in 2025," stated Michael A. Seton, President and Chief Executive Officer of the Company. "We successfully acquired six high quality healthcare properties for approximately $149 million, all of which play a critical role in the social infrastructure of their respective patient communities.
"Our portfolio's performance in 2025 demonstrates the strength of Sila's proactive asset management capabilities, evidenced by successful rent collections, high tenant lease renewal rates, and new capital allocations for existing property expansions that have clear tenant operational needs. Our high EBITDARM rent coverage ratios and a long weighted average remaining lease term of 10-years provide us with continued confidence in the strength, sustainability, and predictability of our income streams.
"As we look forward to 2026 and beyond, our liquidity of almost $500 million and low net debt* to annualized EBITDAre* ratio of 3.9x, position Sila to take advantage of high quality opportunities as they may arise, while remaining thoughtful and disciplined in our approach to investing in necessity based healthcare real estate."

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Net Income
Our GAAP net income for the fourth quarter of 2025 was $5.0 million, or $0.09 per diluted share, compared to $11.1 million, or $0.20 per diluted share, for the fourth quarter of 2024. Our GAAP net income for the year ended December 31, 2025 was $33.1 million, or $0.60 per diluted share, compared to $42.7 million, or $0.75 per diluted share for the year ended December 31, 2024.
Cash NOI
Cash NOI was $44.0 million for the fourth quarter of 2025, as compared to $41.0 million for the fourth quarter of 2024. The increase in Cash NOI is primarily the result of acquisitions and same-store Cash NOI growth of 0.7%.
Cash NOI was $169.9 million for the year ended December 31, 2025, as compared to $168.6 million for the year ended December 31, 2024. The increase in Cash NOI is primarily due to acquisitions and same-store Cash NOI growth of 0.9%. The increase was partially offset by the receipt of a lease termination fee and the severance fee received from GenesisCare USA, Inc. and its affiliates in the first quarter of 2024, the Stoughton Healthcare Facility as a result of the Steward Health Care System LLC, or Steward, bankruptcy, and property dispositions.
AFFO
AFFO was $30.4 million, or $0.55 per diluted share, during the fourth quarter of 2025, compared to $30.2 million, or $0.54 per diluted share, during the fourth quarter of 2024.
AFFO for the year ended December 31, 2025 was $120.9 million, or $2.18 per diluted share, compared to $131.1 million, or $2.31 per diluted share, for the year ended December 31, 2024.

Real Estate Portfolio Highlights
Investment Activity
During the quarter ended December 31, 2025, the Company placed in service two properties that underwent redevelopments during the year. One was the renovation of a 44,746 rentable square foot inpatient rehabilitation facility in San Antonio, Texas, and the other was a renovation of a 12,163 rentable square foot medical outpatient building in El Segundo, California.
Portfolio
As of December 31, 2025, Sila's well diversified real estate portfolio consisted of 140 properties comprising approximately 5.3 million rentable square feet. The weighted average remaining lease term was 10.0 years with 22.1% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.1%, excluding leases tied to the consumer price index.
As of December 31, 2025, the percentage of rentable square feet leased was 98.7%. There was a 0.4 percentage point decrease in the percentage of square feet leased when compared to the third quarter of 2025, primarily attributable to the expiration of a lease consisting of 15,600 rentable square feet.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet as of December 31, 2025, with its liquidity position totaling approximately $481.3 million, consisting of $32.3 million in cash and cash equivalents and $449.0 million of availability under its unsecured credit facilities.
Total principal debt outstanding under the unsecured credit facilities as of December 31, 2025, was $676.0 million. Of the $676.0 million, $525.0 million was fixed through 10 interest rate swap agreements. As of December 31, 2025, the Company's weighted average interest rate on the total principal debt outstanding was 4.7%, including the impact of the interest rate swap agreements. As of December 31, 2025, net debt to enterprise value was approximately 33.3%.
Distributions
The Company's dividend payout to AFFO ratio was 72.6% for the quarter ended December 31, 2025. On February 23, 2026, the Board approved and authorized a quarterly cash dividend of $0.40 per share of common stock payable on March 18, 2026, to the Company's stockholders of record as of the close of business on March 6, 2026. The quarterly cash dividend of $0.40 per share represents an annualized amount of $1.60 per share.
Conference Call and Webcast
A conference call and audio webcast for investors and analysts will be held on Wednesday, February 25, 2026, at 11:00 a.m. Eastern Time to discuss our fourth quarter and year ended 2025 operating results and to answer questions. The live and archived webcast can be accessed on the "Events" page of the Company's website at investors.silarealtytrust.com or by direct link at https://events.q4inc.com/attendee/316667282. The archived webcast will be available for 12 months following the call.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the growing and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care in the pursuit of generating predictable, durable, and growing income streams. Sila's portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of December 31, 2025, the Company owned 140 real estate properties and three undeveloped land parcels, including the Stoughton Healthcare Facility which has been taken out of service and is being demolished, located in 67 markets across the United States. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “endeavor,” “should,” “will” and other similar terms and phrases, including statements about and references to, in particular, liquidity and capital resources, capital expenditures, material cash requirements, debt service requirements, macroeconomic factors, including expected interest rates, interest rate hedging impacts and practices and inflation, the ability of our tenants to satisfy their rent and other obligations under their leases, tariffs and changes in other governmental policies, including the impacts of the government shutdown, term loan requirements, share repurchases, our acquisitions and dispositions, leases, dividends, distributions, strategies, transactions, goals, objectives and prospects. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2024 Annual Report on Form 10-K, as filed with the SEC on March 3, 2025, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K filed on February 24, 2026.
Investor Contact:
Miles Callahan, Senior Vice President - Acquisitions, Capital Markets, Research & Credit
833-404-4107
IR@silarealtytrust.com

Consolidated Balance Sheets (amounts in thousands, except share data and per share amounts)

	(Unaudited)
	December 31, 2025	December 31, 2024
ASSETS
Real estate:
Land	$171,848	$160,743
Buildings and improvements, less accumulated depreciation of $331,437 and $277,024, respectively	1,616,905	1,546,877
Total real estate, net	1,788,753	1,707,620
Cash and cash equivalents	32,288	39,844
Real estate related notes receivable, net of current expected credit loss reserve of $180 and $0, respectively	17,106	—
Intangible assets, less accumulated amortization of $112,292 and $122,208, respectively	116,693	125,655
Goodwill	17,635	17,700
Right-of-use assets - operating leases	35,008	36,332
Right-of-use assets - finance lease	1,901	—
Other assets	85,119	79,923
Total assets	$2,094,503	$2,007,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $1,878 and $3,079, respectively	$674,122	$521,921
Accounts payable and other liabilities	42,183	33,405
Intangible liabilities, less accumulated amortization of $8,939 and $8,761, respectively	5,810	7,070
Operating lease liabilities	41,013	41,493
Finance lease liabilities	77	—
Total liabilities	763,205	603,889
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,939,043 and 61,779,631 shares issued, respectively; 54,876,558 and 55,075,006 shares outstanding, respectively	549	551
Additional paid-in capital	1,994,960	1,998,777
Distributions in excess of accumulated earnings	(663,197)	(607,499)
Accumulated other comprehensive (loss) income	(1,014)	11,356
Total stockholders’ equity	1,331,298	1,403,185
Total liabilities and stockholders’ equity	$2,094,503	$2,007,074

Consolidated Quarterly and Annual Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Rental revenue	$50,083	$46,545	$196,304	$186,856
Real estate related notes receivable interest income	617	—	1,232	—
Total revenues	50,700	46,545	197,536	186,856
Expenses:
Rental expenses	5,567	5,912	23,804	23,138
Listing-related expenses	—	—	—	3,012
General and administrative expenses	5,539	7,015	20,907	25,336
Depreciation and amortization	21,606	17,745	76,946	74,754
Impairment and disposition losses	3,159	—	9,951	1,210
Demolition costs	864	—	1,011	—
Total operating expenses	36,735	30,672	132,619	127,450
Other income (expense):
Gain on dispositions of real estate	—	265	—	341
Interest and other income	212	241	1,169	4,130
Interest expense	(9,162)	(5,265)	(32,786)	(21,220)
Increase in current expected credit loss reserve	—	—	(180)	—
Total other expense	(8,950)	(4,759)	(31,797)	(16,749)
Net income attributable to common stockholders	$5,015	$11,114	$33,120	$42,657
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(301)	5,370	(12,370)	(5,247)
Comprehensive income attributable to common stockholders	$4,714	$16,484	$20,750	$37,410
Weighted average number of common shares outstanding:
Basic	54,876,558	55,019,874	55,005,993	56,228,545
Diluted	55,322,140	55,510,399	55,514,984	56,685,496
Net income per common share attributable to common stockholders:
Basic	$0.09	$0.20	$0.60	$0.75
Diluted	$0.09	$0.20	$0.60	$0.75

Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. In the real estate industry, analysts and investors employ certain non-GAAP supplemental financial measures in order to facilitate meaningful comparisons between periods and among peer companies. We believe that the non-GAAP financial measures we disclose are useful to investors to consider because they may assist them to better understand and measure the performance of our business over time and against similar companies. We use the following non-GAAP financial measures: Funds From Operations, or FFO, Core Funds From Operations, or Core FFO, AFFO, Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, EBITDA for Real Estate, or EBITDAre, Net Debt, as well as ratios derived from the foregoing. Our definitions and calculations of these non-GAAP financial measures may not be the same as similar measures reported by other REITs.
A description of FFO, Core FFO, AFFO, EBITDA and EBITDAre, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, and a description of net debt and reconciliation of this non-GAAP measure to total credit facility, net, the most directly comparable GAAP measure, are provided below.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.

Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to common stockholders(1)(2)	$5,015	$11,114	$33,120	$42,657
Adjustments:
Depreciation and amortization of real estate assets	21,579	17,722	76,838	74,660
Gain on dispositions of real estate	—	(265)	—	(341)
Impairment and disposition losses	3,159	—	9,951	1,210
FFO(1)(2)	$29,753	$28,571	$119,909	$118,186
Adjustments:
Listing-related expenses	—	—	—	3,012
Severance	—	19	33	1,885
Write-off of straight-line rent receivables related to prior periods	426	—	462	—
Accelerated stock-based compensation	—	61	19	936
Amortization of above (below) market lease intangibles, including ground leases, net	15	347	78	1,778
Loss on extinguishment of debt	—	—	233	228
Increase in current expected credit loss reserve	—	—	180	—
Demolition costs	864	—	1,011	—
Core FFO(1)(2)	$31,058	$28,998	$121,925	$126,025
Adjustments:
Deferred rent(3)	263	456	1,226	3,510
Straight-line rent adjustments	(2,632)	(1,788)	(9,763)	(5,555)
Amortization of deferred financing costs	725	578	2,823	2,185
Amortization of fees on real estate related notes receivable	(35)	—	(94)	—
Stock-based compensation	1,008	1,991	4,796	4,914
AFFO(1)(2)	$30,387	$30,235	$120,913	$131,079

(1)    The three months ended December 31, 2025 include $214,000 of lease termination fee income received. The year ended December 31, 2025 includes $295,000 of lease termination fee income received. The year ended December 31, 2024 includes $4,098,000 of lease termination fee income received.
(2)    The year ended December 31, 2025 includes $83,000 of rental revenue received as a result of bankruptcy proceedings from Steward, the sponsor and owner of the former tenant at the Stoughton Healthcare Facility.
(3)    The year ended December 31, 2024 includes a $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term. Additionally, the years ended December 31, 2025 and 2024 include a property that was under development. This property was placed in service in December 2025 and therefore, subsequent rent received is reflected in rental revenue and the prior deferred revenue is recognized over time in straight-line rent adjustments within rental revenues.

FFO
FFO is calculated consistent with the National Association of Real Estate Investment Trusts, or Nareit's, definition, as net income (calculated in accordance with GAAP), excluding gains and losses from sales of real estate assets, impairment of real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and depreciation and amortization of real estate assets. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. We do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases), loss on extinguishment of debt, changes in the current expected credit loss reserve and demolition costs. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs, amortization of fees on our real estate related notes receivable, and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Rental revenue(1)(2)(3)	$50,083	$46,545	$196,304	$186,856
Rental expenses	(5,567)	(5,912)	(23,804)	(23,138)
Net operating income	44,516	40,633	172,500	163,718
Adjustments:
Straight-line rent adjustments, net of write-offs	(2,206)	(1,788)	(9,301)	(5,555)
Amortization of above (below) market lease intangibles, including ground leases, net	15	347	78	1,778
Internal property management fee	1,375	1,312	5,357	5,139
Deferred rent(4)	263	456	1,226	3,510
Cash NOI(1,2,3,4)	43,963	40,960	169,860	168,590
Non-same store cash NOI(1,3,5)	(2,654)	64	(16,816)	(16,981)
Same store cash NOI(2,6)	41,309	41,024	153,044	151,609
Real estate related notes receivable interest income	617	—	1,232	—
Listing-related expenses	—	—	—	(3,012)
General and administrative expenses	(5,539)	(7,015)	(20,907)	(25,336)
Depreciation and amortization	(21,606)	(17,745)	(76,946)	(74,754)
Impairment and disposition losses	(3,159)	—	(9,951)	(1,210)
Demolition costs	(864)	—	(1,011)	—
Gain on dispositions of real estate	—	265	—	341
Interest and other income	212	241	1,169	4,130
Interest expense	(9,162)	(5,265)	(32,786)	(21,220)
Increase in current expected credit loss reserve	—	—	(180)	—
Straight-line rent adjustments, net of write-offs	2,206	1,788	9,301	5,555
Amortization of above (below) market lease intangibles, including ground leases, net	(15)	(347)	(78)	(1,778)
Internal property management fee	(1,375)	(1,312)	(5,357)	(5,139)
Deferred rent(4)	(263)	(456)	(1,226)	(3,510)
Non-same store cash NOI(1,3,5)	2,654	(64)	16,816	16,981
Net income attributable to common stockholders(1,2,3,4)	$5,015	$11,114	$33,120	$42,657

(1)    The year ended December 31, 2025 includes $83,000 of rental revenue received as a result of bankruptcy proceedings from Steward, the sponsor and owner of the former tenant at the Stoughton Healthcare Facility.
(2)    The three months ended December 31, 2025 include $214,000 of lease termination fee income received. The year ended December 31, 2025 includes $295,000 of lease termination fee income received.
(3)    The year ended December 31, 2024 includes $4,098,000 of lease termination fee income received.
(4)     The year ended December 31, 2024 includes a $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term. Additionally, the years ended December 31, 2025 and 2024 include a property that was under development. This property was placed in service in December 2025 and therefore, subsequent rent received is reflected in rental revenue and the prior deferred revenue is recognized over time in straight-line rent adjustments within rental revenues.

(5)    The year ended December 31, 2024 includes $1,471,000 of the total $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term.
(6)    The year ended December 31, 2024 includes $529,000 of the total $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term.
NOI
The Company defines net operating income or loss, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.
Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 132 same store properties for the quarters ended December 31, 2025 and 2024. There were 124 same store properties for the years ended December 31, 2025 and 2024.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. Other real estate companies may use different methodologies for calculating Cash NOI and, accordingly, the Company’s Cash NOI may not be comparable to other real estate companies. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.

Reconciliation of Net Income to EBITDA and EBITDAre (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to common stockholders	$5,015	$11,114	$33,120	$42,657
Adjustments:
Interest expense(1)	9,162	5,265	32,786	21,220
Depreciation and amortization	21,606	17,745	76,946	74,754
EBITDA	$35,783	$34,124	$142,852	$138,631

Gain on real estate dispositions	—	(265)	—	(341)
Impairment and disposition losses	3,159	—	9,951	1,210
EBITDAre	$38,942	$33,859	$152,803	$139,500

(1)    Includes loss on extinguishment of debt of $233,000 and $228,000 for each of the years ended December 31, 2025 and 2024, respectively, in connection with extinguishment of our prior revolving credit agreement and the pay off of our prior term loan agreement.
EBITDA and EBITDAre
EBITDA and EBITDAre are defined as net income or loss, calculated in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization. EBITDAre also includes adjustments for impairments of real estate assets, losses from the disposition of properties, and gains from the disposition of properties. EBITDAre is a definition promulgated by Nareit. The Company believes these metrics are important indicators of the Company’s operating performance and its ability to service debt.
The Company calculates annualized EBITDAre by taking the current month amount, removing lease termination income and items that are not a result of normal operations, and multiplying by twelve months.
Reconciliation of the Company's Total Unsecured Credit Facilities Debt, Net to Net Debt (amounts in thousands)

	December 31, 2025	December 31, 2024
Total credit facilities debt, net	$674,122	$521,921
Deferred financing costs, net	1,878	3,079
Principal debt outstanding	676,000	525,000
Less: cash and cash equivalents	32,288	39,844
Net debt	$643,712	$485,156
Net Debt
The Company defines net debt as principal debt outstanding less cash and cash equivalents. Net debt provides useful information by calculating and monitoring the Company’s leverage metrics.